UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2020

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18135 Burke Street, Suite 100 Omaha, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Randy A. Wood as President and Chief Executive Officer and Member of the Board of Directors

On November 6, 2020, the Board of Directors (the “Board”) of Lindsay Corporation (the “Company”) appointed Randy A. Wood as President and Chief Executive Officer (“CEO”) and a member of the Board, effective January 1, 2021 (the “Transition Date”). In connection with this appointment, the Company and Mr. Wood have entered into a written amendment (the “Amendment”) to Mr. Wood’s existing employment agreement dated August 17, 2020 (the “Original Employment Agreement”). The Original Employment Agreement, as amended by the Amendment, is referred to herein as the “Amended Employment Agreement.”

Mr. Wood, 48, has been employed by the Company since March 2008. Since September 2020, Mr. Wood has served as Chief Operating Officer. From May 2016 until his appointment as Chief Operating Officer, Mr. Wood served as President – Irrigation. Between October 2013 and May 2016, Mr. Wood served as President – International Irrigation. Between February 2012 and October 2013, Mr. Wood served as Vice President – Americas / ANZ Sales and Marketing. Between March 2008 and February 2012, Mr. Wood served as Vice President – North America Irrigation Sales. Prior to March 2008, Mr. Wood spent 11 years with Case Corporation / CNH Global including roles as the Senior Director of Marketing, Case IH Tractors, and Senior Director of Sales and Marketing, Parts and Service.

Effective as of the Transition Date, Mr. Wood (i) will receive an annual base salary of $650,000, (ii) will be eligible to receive a target bonus equal to 100% of his base salary and a maximum bonus of up to 200% of his target bonus, which shall be prorated for the Company’s fiscal year ending August 31, 2021 (“Fiscal 2021”) in accordance with the terms of the Company’s previously disclosed Management Incentive Plan, and (iii) will be eligible to receive annual equity or long-term incentive awards, the aggregate grant-date accounting value of which is expected to be $1,400,000, and which shall be prorated for Fiscal 2021 by supplementing Mr. Wood’s previously awarded Fiscal 2021 grant with a special incremental grant of equity awards on the first business day following the Transition Date having a value of $686,667 (based on the Company’s closing stock price on the grant date) (the “Supplemental Grant”). As with Mr. Wood’s previously awarded Fiscal 2021 grant, (i) the value of the Supplemental Grant will consist of one-half (1/2) performance stock units, one-fourth (1/4) restricted stock units, and one-fourth (1/4) nonqualified stock options and (ii) the equity awards issued pursuant to the Supplemental Grant will be subject to vesting at the rate of 33 1/3% per year on November 1, 2021, 2022 and 2023.

In addition, if Mr. Wood’s employment is terminated by the Company other than for “cause” (as that term is defined in the Amended Employment Agreement), death or “disability” (as that term is defined in the Amended Employment Agreement), Mr. Wood will receive severance compensation equal to one and one-half (1.5) times the sum of his annual base salary plus target bonus at the rate in effect on the date of his termination. However, if Mr. Wood is terminated other than for “cause”, death or “disability” within one (1) year following a Change in Control (as defined in the Amended Employment Agreement), or voluntarily terminates his employment for Good Reason (as defined in the Amended Employment Agreement) within such period, then he will receive severance compensation equal to three (3) times the sum of his annual base salary plus target bonus at the rate in effect on the date of termination.

Except as set forth in the Amendment, all other provisions of the Original Employment Agreement remain unchanged. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified by reference to such exhibit.

There are no family relationships between Mr. Wood and any director or executive officer of the Company, and Mr. Wood has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Wood is not expected to serve on any committees of the Board.

Retirement of Timothy L. Hassinger as President and Chief Executive Officer and Member of the Board of Directors

Mr. Wood will succeed Timothy L. Hassinger, who informed the Board on November 6, 2020 that he will retire from his positions as President and CEO and a member of the Board on December 31, 2020. From the Transition Date through December 31, 2021 (the “Consulting Period”), Mr. Hassinger will provide consulting and transition services to the Company pursuant to the terms of a written consulting agreement (the “Consulting Agreement”).

In consideration of Mr. Hassinger’s provision of consulting and transition services, release of claims, and compliance with certain obligations, including non-competition, non-solicitation, and non-disparagement covenants:

•

Mr. Hassinger’s outstanding equity awards shall continue to vest during the Consulting Period in accordance with their terms (including, in the case of performance stock units, the satisfaction of applicable performance criteria); and

•	Mr. Hassinger will continue to participate in the Company’s Management Incentive Plan for Fiscal 2021.

For the avoidance of doubt, Mr. Hassinger (i) will not receive a cash salary or any periodic consulting fee as compensation for his consulting and transition services and (ii) will forfeit at the end of the Consulting Period any portion of outstanding equity awards that do not vest during the Consulting Period. Mr. Hassinger is also not receiving any separate severance in connection with his retirement.

A copy of the Consulting Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified by reference to such exhibit.

A copy of the press release announcing Mr. Hassinger’s retirement and Mr. Wood’s appointment as President and CEO and a member of the Board is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

10.1	Amendment to Employment Agreement, dated November 9, 2020, between the Company and Randy A. Wood.

10.2	Consulting Agreement, dated November 9, 2020, between the Company and Timothy L. Hassinger.

99.1	Press Release, dated November 10, 2020, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2020	LINDSAY CORPORATION

	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Senior Vice President and
Chief Financial Officer